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                                                    Financial Statement 2-A
                                                                Page 1 of 2

               NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES
                        Consolidated Balance Sheet
                           At September 30, 1995
                          (Actual and Pro Forma)
                                (Unaudited)

                                  ASSETS
                                  ------
                                                  ActualAdjustments Pro Forma
                                                  ----------------- ---------
                                                      (In Thousands)
Utility plant, at original cost                 $ 5,240,449          $5,240,449
 Less accumulated provisions for
  depreciation and amortization                   1,701,562          1,701,562
                                                ----------- ------------------
                                                  3,538,887         3,538,887
Net investment in Seabrook 1 under
 rate settlement                                     19,012            19,012
Construction work in progress                       276,260           276,260
                                                ----------- ------------------
     Net utility plant                            3,834,159         3,834,159
                                                ----------- ------------------
Oil and gas properties, at full cost              1,260,927         1,260,927
  Less accumulated provision for amortization     1,018,531         1,018,531
                                                ----------- ------------------
     Net oil and gas properties                     242,396           242,396
                                                ----------- ------------------
Investments:
 Nuclear power companies, at equity                  47,080            47,080
 Other subsidiaries, at equity                       40,790            40,790
 Other investments, at cost                          55,108 $    500   55,608
                                                ----------- ------------------
      Total investments                             142,978      500  143,478
                                                ----------- ------------------
Current assets:
 Cash                                                 7,795     (500)   7,295
 Accounts receivable, less reserves of $18,910,000  268,548           268,548
 Unbilled revenues                                   47,300            47,300
 Fuel, materials and supplies, at average cost       99,269            99,269
 Prepaid and other current assets                    78,507            78,507
                                                ----------- ------------------
      Total current assets                          501,419     (500) 500,919
                                                ----------- ------------------
Accrued Yankee Atomic costs                         104,257           104,257
Deferred charges and other assets                   322,592           322,592
                                                ----------- ------------------
                                                $ 5,147,801         $5,147,801
                                                =========== ==================
                      CAPITALIZATION AND LIABILITIES
                      ------------------------------
Capitalization:
 Common share equity:
   Common shares, par value $1 per share:
     Authorized - 150,000,000 shares
     Issued -      64,969,652 shares            $    64,970         $   64,970
 Paid-in capital                                    736,823           736,823
 Retained earnings                                  820,090           820,090
                                                ----------- ------------------
                                                  1,621,883         1,621,883
 Less 45,196 shares of treasury stock, at cost        1,516             1,516
                                                ----------- ------------------
      Total common share equity                   1,620,367         1,620,367

 Minority interests in consolidated subsidiaries     49,620            49,620
 Cumulative preferred stock of subsidiaries         147,016           147,016
 Long-term debt                                   1,639,356         1,639,356
                                                ----------- ------------------
      Total capitalization                        3,456,359         3,456,359
                                                ----------- ------------------
Current liabilities:
 Long-term debt due within one year                  22,520            22,520
 Short-term debt                                    192,600           192,600
 Accounts payable                                   141,414           141,414
 Accrued taxes                                       25,731            25,731
 Accrued interest                                    23,469            23,469
 Dividends payable                                   39,262            39,262
 Other current liabilities                           92,562            92,562
                                                ----------- ------------------
      Total current liabilities                     537,558           537,558
                                                ----------- ------------------
Deferred federal and state income taxes             765,366           765,366
Unamortized investment tax credits                   92,910            92,910
Accrued Yankee Atomic costs                         104,257           104,257
Other reserves and deferred credits                 191,351           191,351
                                                ----------- ------------------
                                                $ 5,147,801         $5,147,801
                                                =========== ==================
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                                          Financial Statement 2-A
                                                      Page 2 of 2


           NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES


   The pro forma adjustments to show the estimated effect of the proposed transaction on the foregoing consolidated Balance Sheet at September 30, 1995 are as follows:


     Debit  - Other investments, at cost                $500,000


     Credit - Cash                                      $500,000


   To reflect the use of cash to fund a proposed investment in MTC.